EXHIBIT 99

[LOGO]	Contact:	Randall Oliver (SMF—media) (323) 869-7607 randall.oliver@smartandfinal.com Richard Phegley (SMF—investors) (323) 869-7779 rick.phegley@smartandfinal.com

SMART & FINAL TO SELL NORTHERN CALIFORNIA

FOODSERVICE ASSETS

Company Completes Plan to Refocus on Store Operations

LOS ANGELES, August 19, 2003 – Smart & Final Inc. (NYSE: SMF) today announced it has signed a definitive agreement regarding the sale of certain assets of its Stockton, Calif. foodservice direct delivery business to SYSCO Corporation (NYSE: SYY). The transaction, which is expected to close in September 2003, is subject to completion of SYSCO Corporation’s due diligence and certain other contingencies. Terms of the transaction were not disclosed.

“Coupled with the divestiture of our Florida operations, this transaction further concentrates our focus on our core store operations in the Western U.S.,” said Ross Roeder, Smart & Final chairman and chief executive officer. “Smart & Final has successfully operated its stores business for more than 130 years. This is where our expertise lies and this is where we see our best growth opportunities. Through the divestiture of our foodservice operations, we will have additional resources to strengthen our balance sheet and to focus on the continued development of our two store formats.”

The previously announced sale of Smart & Final’s Florida foodservice direct delivery business and certain Florida stores to Gordon Food Service also is anticipated to close in September.

“SYSCO’s purchase of our Stockton-based foodservice direct delivery assets is the best avenue of continuity for our direct delivery customers and our sales force,” Roeder added. “Of course, we will continue to serve both businesses and household consumers through our very successful northern California stores.”

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Smart & Final

Founded in 1871 in downtown Los Angeles, Smart & Final Inc. operated 228 non-membership warehouse stores for food and foodservice supplies in California, Oregon, Washington, Arizona, Nevada, Idaho and northern Mexico at the end of the 2003 second quarter. Divestitures of the company’s foodservice distribution businesses and certain Florida Smart & Final stores are currently pending. For more information, visit the company’s website at www.smartandfinal.com.

SYSCO, the largest foodservice marketing and distribution organization in North America, generated sales of $26.1 billion for the fiscal year 2003 that ended June 28, 2003. The company’s 146 distribution locations in the United States and Canada provide food and related products and services to approximately 415,000 restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. For more information about SYSCO visit the company’s Internet home page at www.sysco.com.

Forward-Looking and Cautionary Statements

This Smart & Final press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other expressions of management’s belief or opinion which reflect its current understanding or belief with respect to such matters. Such statements are subject to certain risks and uncertainties, including known and unknown factors as included in the company’s periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially and adversely from those projected. All of these forward-looking statements are based on estimates and assumptions made by management of the company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such statements. There can be no assurance that the company will not incur new or additional unforeseen costs in connection with the ongoing conduct of its business, and there can be no assurance that the closing of the definitive agreements related to the company’s direct delivery businesses and certain Florida stores will occur. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Except as specifically set forth herein, the company undertakes no obligation to update any such forward-looking or other statement.

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